UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 6, 2012

DOLE FOOD COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4455	99-0035300
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dole Drive

Westlake Village, California 91362

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (818) 879-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) A special meeting of stockholders of the Company was held on December 6, 2012, beginning at 1:00 PM (Pacific Time).

(b) The stockholders: voted to approve the sale of Dole’s worldwide packaged foods business and Asia fresh business as contemplated by the acquisition agreement by and between Dole and ITOCHU Corporation, dated as of September 17, 2012 (as it may be amended from time to time in accordance with the terms thereof) (“Sale Proposal”); voted on an advisory (non-binding) basis to approve the payment of certain compensation that may be paid or become payable to the Company’s named executive officers; and voted to approve the adjournment or postponement of the special meeting of stockholders, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Sale Proposal.

A. Sale Proposal:

For	81,766,144
Against	27,486
Abstain	5,129
Broker Non-Vote	8,479

B. Advisory Vote on Transaction-Related Compensation:

For	63,218,997
Against	18,514,698
Abstain	65,064
Broker Non-Vote	8,479

C. Adjourn/Postpone Meeting if Necessary:

For	80,593,003
Against	1,202,788
Abstain	11,447
Broker Non-Vote	8,479

Section 7.	Regulation FD

Item 7.01.	Regulation FD Disclosure

On December 6, 2012, Dole held a special meeting of its stockholders. The slide presentation furnished as Exhibit 99.2 to this Current Report on Form 8-K is (except for the appendix thereto) the slide presentation made at such special meeting.

Section 8.	Other Events

Item 8.01.	Other Events

On December 6, 2012, Dole issued a press release re stockholder approval of the sale of Dole’s worldwide packaged foods and Asia fresh businesses and new Dole planned leadership changes (Exhibit 99.1 to this Current Report on Form 8-K), and is making available the information set forth in the appendix to the slide presentation attached as Exhibit 99.2 to this Current Report on

Form 8-K.

Section 9.	Financial Statement and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits:

99.1	Press Release dated December 6, 2012 re stockholder approval of the sale of Dole’s worldwide packaged foods and Asia fresh businesses and new Dole planned leadership changes.

99.2	Slide presentation discussed at special meeting of stockholders of Dole Food Company, Inc. on December 6, 2012, and appendix thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

December 6, 2012	DOLE FOOD COMPANY, INC. REGISTRANT

	By:	/s/ C. Michael Carter
C. Michael Carter
Executive Vice President, General Counsel and Corporate Secretary

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